Exhibit 10(d)24

FOURTH AMENDMENT TO

DECOMMISSIONING TRUST FUND AGREEMENT

This Fourth Amendment to Decommissioning Trust Agreement ("Fourth Amendment") made effective as of the 17th day of December, 2003, by and between Entergy Gulf States, Inc. (the "Company") and Mellon Bank, N.A. (the "Successor Trustee").

WHEREAS, on March 15, 1989, the Company and Morgan Guaranty Trust Company of New York (the "Trustee") entered into a Decommissioning Trust Agreement (the "Trust Agreement"), which provided for the establishment and maintenance of a nuclear decommissioning reserve fund (the "Trust Fund") to hold and invest revenues collected by the Company for the decommissioning of Unit No. 1 of the River Bend Steam Electric Generating Station; and

WHEREAS, as of April 8, 1992, in connection with the promulgation of certain rules by the Public Utility Commission of Texas applicable to the investment or reinvestment of funds held under the Trust Agreement, the Company and Trustee entered into Amendment No. 1 to Decommissioning Trust Agreement (the "First Amendment"), adding Section 2.11, "Additional Regulatory Requirements," to the Trust Agreement; and

WHEREAS, as of November 1, 1995, in connection with the appointment of Mellon Bank, N.A. as Successor Trustee, the Company and the Successor Trustee entered into the Second Amendment to Decommissioning Trust Agreement (the "Second Amendment); and

WHEREAS, effective as of March 5, 1998, in connection with the promulgation of certain rules by the Public Utility Commission of Texas, the Company and the Successor Trustee entered in the Third Amendment to Decommissioning Trust Agreement ("Third Amendment"); and

WHEREAS, Section 2.08 of the Trust Agreement authorizes the Company with the consent of the Trustee to make amendments to the Trust Agreement from time to time to effectuate the purposes of the Trust Agreement and to comply with any order or requirement of a regulatory authority having jurisdiction over the Company's nuclear decommissioning reserve funds; and

WHEREAS, the Company and the Successor Trustee wish to amend the Agreement in order to comply with certain changes in applicable regulations of the Nuclear Regulatory Commission ("NRC"); and

WHEREAS, the parties hereby each warrant and represent to the other that it has full authority to enter into this Fourth Amendment upon the terms and conditions hereof and that the individual executing this Fourth Amendment on its behalf has the requisite authority to bind the parties to the Agreement.

NOW, THEREFORE, the Company and the Successor Trustee agree as follows:

  The representations set forth above are incorporated herein by this reference thereto.
  The following Section 4.06 shall be added:

Notice Regarding Disbursements or Payments. Notwithstanding anything to the contrary in this Agreement, except for (i) payments of ordinary administrative costs (including taxes) and other incidental expenses of the Trust Fund (including legal, accounting, actuarial, and Successor Trustee expenses) in connection with the operation of the Trust Fund, (ii) withdrawals being made under 10 CFR 50.82(a)(8), and (iii) transfers between Qualified and Nonqualified Funds in accordance with the provisions of this Agreement, no disbursement or payment may be made from the Trust Fund until written notice of the intention to make a disbursement or payment has been given to the Director, Office of Nuclear Reactor Regulation, or the Director, Office of Nuclear Material Safety and Safeguards, as applicable, at least 30 working days before the date of the intended disbursement or payment. The disbursement or payment from the Trust Fund, if it is otherwise in compliance with the terms and conditions of this Agreement, may be made following the 30-working day notice period if no written notice of objection from the Director, Office of Nuclear Reactor Regulation, or the Director, Office of Nuclear Material Safety and Safeguards, as applicable, is received by the Successor Trustee or the Company within the notice period. The required notice may be made by the Successor Trustee or on the Successor Trustee's behalf. This Section 4.05 is intended to qualify each and every provision of this Trust Agreement allowing distributions from the Trust Fund, and in the event of any conflict between any such provision and this Section, this Section shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed by their respective authorized officers as of the effective date indicated on the first page hereof.

Authorized Signer of:                                                             Authorized Officer of:

MELLON BANK, N.A.                                                         ENTERGY GULF STATES, INC.

By: /s/ Joyce L. Root                                                             By: /s/ Steven C. McNeal
Name: Joyce L. Root                                                            Name: Steven C. McNeal
Title: Vice President                                                             Title: V P and Treasurer
Date:  December 17, 2003                                                    Date:  December 15, 2003